================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------


                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  October 24, 2000

               Date of earliest event reported:  August 10, 2000

                            -----------------------


                                 Maxygen, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                           (State of Incorporation)


          000-28401                                   77-0449487
    (Commission File No.)               (I.R.S. Employer Identification No.)


                           -------------------------


                              515 GALVESTON DRIVE
                            REDWOOD CITY, CA  94063
         (Address of principal executive offices, including zip code)


                          --------------------------


                                (650) 298-5300
             (Registrant's telephone number, including area code)

                           -------------------------


================================================================================

Item 2.   Acquisition or Disposition of Assets

     On August 15, 2000, Maxygen, Inc. ("Maxygen") filed a Current Report on Form 8-K with respect to the acquisition of ProFound Pharma A/S (now known as Maxygen ApS). Such Current Report indicated that the required financial statements and pro forma financial information would be filed as soon as practicable after the date of such report. Maxygen hereby amends the following items, financial statements, exhibits and other portions of the Current Report, as set forth below and in the pages attached hereto.

Item 5.   Other Events

  RISK FACTORS THAT MAY AFFECT RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     You should carefully consider the risks described below, together with all of the other information included in this report and other reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, in considering our business and prospects. The risks and uncertainties described below are not the only ones facing Maxygen. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks could harm our business, financial condition or results of operations.

The acquisition itself may adversely affect Maxygen and Maxygen ApS.

     The process of integrating any acquisition may create unforeseen operating difficulties and expenditures and is itself risky. The areas where we may face difficulties include:

 .    diversion of management time (both ours and at Maxygen ApS) from a focus on operating the businesses to issues of integration and future products during the period of negotiation through closing and further diversion of such time after closing;

 .    decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects, or the direction of the business;

 .    the need to integrate each company's accounting, management information, human resource and other administrative systems to permit effective management and the lack of control if such integration is delayed or not implemented; and

 .    the need to implement controls, procedures and policies appropriate for a larger public company in companies that prior to acquisition had been smaller, private companies.

Maxygen ApS and Maxygen have almost no experience in managing this integration process.

There are many risks associated with international operations.

     As a result of the acquisition of Maxygen ApS, we now are operating with international business locations. Expansion into an international operational entity will require additional management attention and resources. We have limited experience in localizing our operations and in conforming our operations to local cultures, standards and policies. We may have to compete with local companies who understand the local market better than we do. We may not be successful in expanding into international markets or in generating revenues from foreign operations. Even if we are successful, the costs of operating internationally are expected to exceed our international revenues for the foreseeable future. As we continue to expand internationally, we are subject to risks of doing business internationally, including the following:

 .    regulatory requirements, including regulation of protein pharmaceutical products, that may limit or prevent the offering of our products in local jurisdictions;

 .    government limitations on pharmaceutical research and/or research including genetically engineered products or processes;

 .    difficulties in staffing and managing foreign operations;

 .    longer payment cycles, different accounting practices and problems in collecting accounts receivable;

 .    cultural nonacceptance of genetic manipulation and genetic engineering; and

 .    potentially adverse tax consequences.

Some of these factors may cause our international costs to exceed our domestic costs of doing business. To the extent we expand our international operations and have additional portions of our international revenues denominated in foreign currencies, we also could become subject to increased difficulties in collecting accounts receivable and risks relating to foreign currency exchange rate fluctuations.

Our expanded protein pharmaceutical business depends on public acceptance of genetically engineered products.

     The commercial success of our potential products will depend in part on public acceptance of the use of genetically engineered products, including protein pharmaceutical products. Claims that genetically engineered products are unsafe for consumption or pose a danger to the environment may influence public attitudes. Our genetically engineered products may not gain public acceptance. The subject of genetically modified organisms has received negative publicity in Europe, where Maxygen ApS is based, which has aroused public debate. The adverse publicity in Europe could lead to greater regulation and restrictions on production and imports of genetically altered products. As a result, genetic research and resultant protein pharmaceutical and other products could be subject to greater domestic and international regulation and could cause a decrease in the demand for our products.

We may be unable to obtain or maintain regulatory approval for our products.

     The manufacturing, testing and marketing of protein pharmaceutical products are subject to regulation by numerous governmental authorities in the U.S. and other countries. In the U.S., pharmaceutical products are subject to stringent FDA regulation. Additionally, other federal, state and local regulations govern the manufacture, testing, clinical and nonclinical studies to assess safety and efficacy, approval, advertising and promotion of pharmaceutical products. The process of obtaining approval for a new pharmaceutical product or for additional therapeutic indications within this regulatory framework requires a number of years and the expenditure of substantial resources. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in various stages of clinical trials, even in advanced clinical trials after promising results had been obtained in earlier trials.

     For marketing of pharmaceutical products outside the U.S., we and our collaborative partners are subject to foreign regulatory requirements and, if the particular product is manufactured in the U.S., FDA and other U.S. export provisions. Requirements relating to the manufacturing, conduct of clinical trials, product licensing, promotion, pricing and reimbursement vary widely in different countries. Difficulties, delays, unanticipated costs and/or price controls may be encountered by us or our licensees or marketing partners in our respective efforts to secure necessary governmental approvals. This could delay or prevent us or our licensees or our marketing partners from marketing potential pharmaceutical products.

Our new business is dependent on a small number of key employees.

     Our new business is dependent on attracting and retaining key employees. The protein pharmaceutical business is particularly dependent on specialists and senior management because of the technical skills and regulatory experience of certain individuals. The loss of any of these individuals could result in the loss of significant future business and would harm us. Such personnel are in great demand by other pharmaceutical and biotechnology companies. In addition, employee turnover frequently increases during the period following an acquisition as employees evaluate possible changes in compensation, culture, reporting relationships, and the direction of the business. Such increased turnover could increase our costs and reduce our future revenues.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements of Business Acquired

         Financial statements of the business acquired as of and for the periods ended December 31, 1999 are included herein.

    (b)  Pro Forma Financial Information

         Pro forma financial information for the year ended December 31, 1999 and the six months ended June 30, 2000 are included herein.

Item 7(a).  Financial Statements of Business Acquired


                              PROFOUND PHARMA A/S
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                          ----
       Directors' Report for 1999.......................................................................     6
       Accounting Policies..............................................................................     9
       Statement of Operations..........................................................................    11
       Balance Sheet....................................................................................    12
       Statement of Cash Flows..........................................................................    14
       Notes to the Financial Statements................................................................    15
       Signatures of the Management and the Board of Directors..........................................    19
       Report of Independent Public Accountants.........................................................    20

                              PROFOUND PHARMA A/S
       Financial Statements for the Period April 19 to December 31, 1999
                              (First Fiscal Year)


                           Directors' Report for 1999

Business review
The Corporation was founded as a private limited company at the first general meeting on April 19, 1999. On April 28, 1999, the Corporation was converted into a public limited company.

The Corporation was founded with a view to developing new protein-based pharmaceuticals. At the end of 1999, ProFound Pharma A/S had six ongoing projects in this respect. The basis for the business of ProFound Pharma A/S will consist in outlicensing and/or sale of projects having a suitable degree of maturity. Thus, the Corporation makes efforts to enter into partnerships with well-established pharmaceutical companies with a view to implementing clinical testing of pharmaceuticals and with a view to registering, producing, distributing and marketing the end products.

At the time of foundation, the Corporation had 8 employees, while the number was 40 at the end of the year. In June 1999, ProFound Pharma A/S took over the fifth and sixth floors of the lease ROnnegade 2 from the companies PNA Diagnostics and DAKO A/S. The lease is 1,077 sqm. In addition, an agreement with the Science Park in HOrsholm was made regarding the construction of new facilities for the Corporation, expected to be put into use in May 2000. This lease will be 2,500 sqm. with the option of expansion up to 3,600 sqm., allowing the Corporation to increase the number of employees to approx. 120.

Financial review
During the period under review, a loss of DKK 10,437 thousand was realized, which is better than expected.

The level of costs reflects that 1999 is the start-up year. The staffing development has been lower than expected with a corresponding lower level of payroll costs. During the period, there were non-recurring establishment costs, including the takeover of the facilities in R nnegade and initial IT costs, etc.

Research activity
The Corporation took over the laboratory and office facilities in a fairly usable state in the lease R nnegade 2, allowing the Corporation to initiate research and development activities in connection with most of the new employees commencing their employment in August 1999.

The Corporation has performed a detailed analysis of the market for biopharmaceutical products with a view to identifying the most attractive projects for the Corporation. In particular, parameters such as the size of the market, technical compatibility to the Corporation's technology platform, the patent situation, the competitive situation and the complexity of clinical testing have all had considerable impact on the choice of the Corporation's six projects.

Two of the Corporation's projects have first priority, and they are co-financed by the Danish Growth Fund.

At year-end, all projects still seemed to have a fair chance of success considering the necessary investments. The Board of Directors and Management are currently following the development of the projects-in-progress; and further project possibilities are evaluated on an ongoing basis. The project portfolio is dynamic, and resources are allocated with a view to maximizing the chances of success with regard to the projects chosen.

Furthermore, the Corporation's research activity has resulted in the filing of a number of patent applications so as to protect ProFound Pharma A/S' technology platform and specific projects.

Risks
The Corporation is engaged in the development of pharmaceuticals, involving significant, well-known and accepted technological, clinical, patent and market risks. The Corporation attempts to minimize these risks by constant monitoring of the progress of the project portfolio relative to the project plans and the necessary future investments in the projects, just as the projects are chosen with a view to optimizing the net present value (NPV) of the portfolio. In addition, there are business risks such as the ability to enter into agreements regarding outlicensing and/or sale of projects and the ability to attract the requisite capital. Finally, the activity is dependent on the Corporation's ability to attract and maintain key employees.

Profit-sharing
The Board of Directors recommends that the loss for the year, DKK 10,437 thousand, be carried forward to next year.

Initial expenses
Total expenses for founding and capital increase, DKK 100 thousand, are borne by the Corporation.

Outlook
The Corporation's budget shows total capital requirements of approx. DKK 50 million for the year 2000, broken down to costs and investments. In all probability, the Corporation will enter into one or more agreements regarding the outlicensing and/or sale of projects in the year 2000. This may give rise to significant income in the form of non-recurring income, benchmark payments, research expenses and/or royalties. If such income is lacking, the Corporation will need to take out additional subordinate loans in 2000, based on warrants already issued and/or through the issue of additional shares. The Danish Growth Fund is still going to finance approx. 45% of the expenses incurred in the Corporation's two main projects.

Events after the balance sheet date
No post balance sheet events have occurred that could significantly affect the Corporation's financial position.

Stockholders
The following stockholders are registered in the Corporation's register of stockholders as owners of 5% or more of the capital stock or as holders of 5% or more of the voting powers:

Bank Invest, Toldbodgade 33, DK-1253 Copenhagen K
Novo Nordisk A/S, Novo Alle, DK-2880 Bagsvaerd
Christian Karsten Hansen, Osterbrogade 118, 3. tv., DK-2100 Copenhagen O Jan M ller Mikkelsen, Garderh jvej 8, DK-2820 Gentofte.



Copenhagen, February 23, 2000

Accounting Policies

General
The financial statements have been prepared pursuant to the provisions of the Danish Company Accounts Act.

It is the Corporation's first fiscal year. As a result, no comparatives have been stated in the income statement, balance sheet, statement of cash flows or notes.

Income statement
The accounts in the income statement are presented by type.

Net sales
Net sales include sales less price reductions directly associated with the sale. Income on the sale of goods is recognized when invoiced.

External expenses
External expenses comprise research costs and administrative expenses.

Non-operating items
Non-operating items comprise interest and foreign currency adjustments.

Extraordinary items
Extraordinary items comprise income and expenses the nature of which is extraordinary.

Public grants
Public grants comprise contributions for research, development, investments, etc. Research contributions are systematically taken to income in the income statement under the caption "Other operating income" so as to make them cancel out the costs they compensate. Investment contributions are set off against the cost of the assets for which contributions are granted. See also Note 8.

Any conditional repayments concerning contributions received are disclosed as a contingent liability in a note to the financial statements.

Corporate income tax
The corporate income tax charge for the year includes the current tax payable on the taxable income of the year and changes in the estimated deferred tax charge. Deferred tax is provided for at 32% concerning tax reserves and differences between tax and accounting balances.

Balance sheet

Foreign currencies
Amounts in foreign currencies are translated into Danish kroner at the exchange rate ruling at the date of the transaction. Monetary items in foreign currencies are translated into Danish kroner at the exchange rate ruling at the balance sheet date. Any realized or unrealized gains or losses on foreign currency translation are included in the income statement as financial items.

                              Accounting Policies

Intangibles, plant and equipment
Intangibles
Leasehold improvements are stated at cost less contributions granted and accumulated amortization. The basis of amortization is distributed on a straight-line basis over the remaining term of the lease, based on the security of tenure of the lease and the expected useful life of the improvements.

Plant and equipment
Fixtures and equipment are stated at cost less contributions received and accumulated depreciation.

Depreciation is provided on a straight-line basis over the expected useful lives of the individual assets.
Fixtures and equipment:    3-5 years

Minor acquisitions not exceeding DKK 9,200 per asset and assets with lives below 3 years are expensed in the year of acquisition.

Current assets
Receivables
The soundness of receivables is assessed on an individual basis, and allowances are made for losses, as required.

Statement of cash flows
The statement of cash flows shows the Corporation's cash flows for the year and the Corporations cash and cash equivalents at the beginning and end of the fiscal year.

Cash flows from operating activities
Cash flows from operating activities are show indirectly and are stated as the net income or loss, adjusted for non-cash operating items, changes in working capital, non-operating and extraordinary items not paid and corporate income tax paid.

Cash flows from investing activities
Cash flows from investing activities include payments in connection with the acquisition or sale of intangibles, plant and equipment relating to investing activities.

Cash flows from financing activities
Cash flows from financing activities include dividend distributions to stockholders and the contraction and repayments of long-term debt.

Cash and cash equivalents
Cash and cash equivalents include cash funds and realizable securities.

STATEMENT OF OPERATIONS
for the period from April 19 to December 31, 1999
(in thousands, except per share data)

                                                                                        1999
                                                                 Note                    DKK
Net sales                                                                                   0

Other operating income                                              1                   5,743

External expenses                                                                      -7,688
                                                                                      -------
Gross margin                                                                           -1,945

Staff cost                                                          2                  -8,193
Amortization and depreciation                                       3                    -867
                                                                                      -------
Loss before non-operating items                                                       -11,005

Interest receivable and similar income                                                    571
Interest payable and similar expenses                                                      -3
                                                                                      -------
Loss from ordinary activities before tax                                              -10,437

Tax on loss from ordinary activities                                4                       0
                                                                                      -------

NET LOSS                                                                              -10,437
                                                                                      =======

Basic and diluted net loss per share                                                   -42.08

Shares used in computing basic and diluted net loss per share                             248

   The accompanying notes are intergral part of these financial statements.

BALANCE SHEET
at December 31, 1999

                                                                         1999
                                       Note                           DKK'000
ASSETS
Leasehold improvements                                                    228
Deposits                                                                  204
                                                                      -------
Total intangibles                         5                               432
                                                                      -------

Fixtures and equipment                                                  2,916
                                                                      -------
Total property, plant and equipment       6                             2,916
                                                                      -------

TOTAL FIXED ASSETS                                                      3,348
                                                                      =======

Inventories                                                                 0
                                                                      -------

Trade accounts receivable                                                   0
Other receivables                                                       9,494
Prepaid expenses                                                          298
                                                                      -------
Total receivables                                                       9,792
                                                                      -------

Cash at bank and in hand                                               20,511
                                                                      -------

TOTAL CURRENT ASSETS                                                   30,303
                                                                      -------

TOTAL ASSETS                                                           33,651
                                                                      =======

  The accompanying notes are an intergral part of these financial statements.

BALANCE SHEET
at December 31, 1999

                                                                         1999
                                                    Note              DKK'000
LIABILITIES

Capital stock                                                             526
Additional paid-in capital                                             29,156
Retained earnings                                                           0
                                                                      -------
TOTAL STOCKHOLDERS' EQUITY                             7               29,682
                                                                      -------

ALLOWANCE FOR DEFERRED TAX                             4                    0
                                                                      -------

Trade accounts payable                                                  1,771
Corporate income tax payable                           4                    0
Other accounts payable                                                  2,198
                                                                      -------

TOTAL CURRENT LIABILITIES                                               3,969
                                                                      -------

TOTAL LIABILITIES                                                      33,651
                                                                      =======

Contingent liabilities, security for loans, etc.       8

  The accompanying notes are an intergral part of these financial statements.

STATEMENT OF CASH FLOWS
for the period from April 19 to December 31, 1999


                                                                            1999
                                                                  Note    DKK'00
Net loss                                                                 -10,437
Adjustments                                                        9         299
Change in working capital                                         10      -5,823
                                                                         -------
Cash flows from operating activities before non-operating items          -15,961

Interest receivable and similar income                                       571
Interest payable and similar expenses                                         -3
                                                                         -------
Cash flows from loss on ordinary activities                              -15,393

Corporate income tax paid                                                      0
                                                                         -------
Cash flow from operating activities                                      -15,393
                                                                         -------

Leasehold improvements                                                      -620
Additions of fixtures and equipment                                       -3,391
Deposits                                                                    -204
                                                                         -------
Cash flows from investing activities                                      -4,215
                                                                         -------

Capital contributions on formation and subsequent
capital increase                                                          40,119
                                                                         -------
Cash flows from financing activities                                      40,119
                                                                         -------

Change in cash and cash equivalents                                       20,511
                                                                         =======

Cash and cash equivalents at December 31, 1999                            20,511
                                                                         =======

  The accompanying notes are an intergral part of these financial statements.

                       Notes to the Financial Statements


Note 1.  Other operating income

Other operating income includes contributions from the Danish Growth Fund subject to conditional repayment. The contribution is received in part settlement of project development costs incurred. Reference is otherwise made to note 8.

                                                                            1999
                                                                         DKK'000
Note 2.    Staff costs

Analysis of the staff costs incurred in the year:
Wages and salaries                                                         7,550
Pension contributions                                                        284
Social security costs                                                         38
Other staff costs                                                            321
                                                                           -----
                                                                           8,193
                                                                           =====

The amount is inclusive of remuneration to the Management in the amount of DKK 1,385 thousand.

Average number of employees in the period                                     23
                                                                           =====
Note 3.  Amortization and depreciation
Leasehold improvements                                                       393
Fixtures and equipment                                                       474
                                                                           -----
                                                                             867
                                                                           =====

Amortization and depreciation is made up net of contribution set off against the cost of the assets, totaling DKK 664 thousand.

Note 4.  Corporate income tax
No corporate income tax was paid in the financial period.
No current or deferred tax charge is incumbent on the Corporation.

                       Notes to the Financial Statements

                                                                      Leasehold
                                                                       improv.    Deposits
                                                                       DKK'000     DKK'000
Note 5. Intangibles
Additions in the year                                                     1,128          204
Contribution set off                                                       -508            0
                                                                      ---------  -----------
Cost at December 31                                                         620          204
                                                                      ---------  -----------

Amortization in the year                                                    392            0
                                                                      ---------  -----------
Amortization at December 31                                                 392            0
                                                                      ---------  -----------

Net book value at December 31                                               228          204
                                                                      =========  ===========

                                                                                    Fixtures
                                                                                 and equipm.
                                                                                     DKK'000

Note 6. Plant and equipment
Additions in the year                                                                  5,743
Contribution set off                                                                  -2,352
                                                                                 -----------
Cost at December 31                                                                    3,391
                                                                                 -----------

Depreciation in the year                                                                 475
                                                                                 -----------
Depreciation at December 31                                                              475
                                                                                 -----------

Net book value at December 31                                                          2,916
                                                                                 ===========

                                                      Share  Paid-in   Retained
                                                    capital  surplus      loss       Total
                                                    DKK'000  DKK'000    DKK'000      DK007
Note. 7 Stockholders' equity
Formation:
Capital contribution on formation                       175        0          0          175
Capital increase at April 28, 1999                      325   34,660          0       34,985
Capital increase at May 4, 1999                          26    4,933          0        4,959
Net loss                                                  0        0    -10,437      -10,437
Appropriated to cover the net loss                        0  -10,437    -10,437            0
                                                        ---  -------  ---------  -----------
Stockholders' equity at December 31                     526   29,156          0       29,682
                                                        ===  =======  =========  ===========

                      Notes to the Financial Statements


                                                                          DKK
Note 7.  Stockholders' equity - continued

The capital stock is comprised of the following denominations of shares:

175,000 Class A shares of DKK 1 each                                   175,000

351,316 Class B shares of DKK 1 each                                   351,316
                                                                       -------
                                                                       526,316
                                                                       =======

Note 8.  Contingent liabilities, security for loans, etc.

Leasing commitment
Total leasing commitments incumbent on the Corporation are DKK 458 thousand.

Rent commitment
The rent commitment incumbent on the Corporation concerning the leasehold premises in ROnnegade totals - until the premises are vacated in May 2000 - DKK 282 thousand.

The commitment once the premises have been vacated will be DKK 855 thousand. No allowance has been made for this commitment in the Financial Statements, as the Corporation expects that new tenants will occupy the vacated premises.

Moreover, an agreement with the Science Park in HOrsholm has been entered into regarding leasehold premises in HOrsholm. Under the agreement, the Corporation will be obliged in a 5-year period from May 1, 2000 to rent the premises. The annual rent payments are DKK 2,877 thousand, rising to DKK 3,158 thousand in connection with the agreed expansion of the lease.

Obligation concerning project development subsidies subject to conditional repayment
The Corporation has assumed a conditional repayment obligation concerning project development subsidies for 1999 in the amount of DKK 8,603 thousand. Depending on the possibilities to market and sell the underlying development projects, the contribution will be subject to repayment. In the alternative, the contribution will be waived.

If there is commercial success, at June 30, 2007, at least 20% of the contributed installments must be repaid. The repayment obligation has not been provided for in the balance sheet, as the projects at that time will either be wholly or partly completed and, thus, add income to the Corporation - and the contribution will be repaid - or be completed without resulting in any subsequent sale, following which the repayment obligation may be waived at the Corporation's request.

                      Notes to the Financial Statements

If the objectives of the projects are fulfilled, the contribution must be repaid in the form of either a possible early repayment or sales-based repayments. In both cases, repayment must, according to the agreement entered into with the Danish Growth Fund, be effected subject to a certain surcharge in addition to interest added, depending on the time of repayment.

Security for loans
The repayment obligation concerning project development installments received has been secured by DKK 220 million on the development projects. Total contributions received in 1999 were DKK 8,603 thousand. The related project development costs incurred have been expensed, and contributions for leasehold improvements, fixtures and equipment have been set off against the cost, cf. otherwise notes 5 and 6. Operating equipment concerning the projects, with regard to which contributions have been set off, was capitalized by a total of DKK 2,456 thousand at December 31, 1999.

Other liabilities
The Corporation has granted warrants to employees and existing stockholders of a total nominal amount of DKK 275,677, the total utilization value being DKK 51.3 million.

                        Notes to the Financial Statements

                                                                     1999
                                                                  DKK'000
Note 9.  Adjustments
Amortization and depreciation                                         867
Interest receivable and similar income                               -571
Interest payable and similar expenses                                   3
Corporate income tax                                                    0
                                                                   ------
Total adjustments                                                     299
                                                                   ======


Note 10. Change in working capital
Increase in receivables and prepaid expenses                       -9,792
Increase in trade accounts payable                                  1,771
Increase in other accounts payable                                  2,198
                                                                   ------
Change in working capital                                          -5,823
                                                                   ======

Note 11. Summary of differences between Danish and United States Generally Accepted Accounting Principles
The accompanying financial statements have been prepared in accordance with the provisions of the Danish Company Accounts Act ("Danish GAAP"), which differs in certain material respects from accounting principles generally accepted in the United States ("US GAAP"). The application of the latter would not have materially affected the determination of shareholders' equity and financial position as of December 31, 1999 and the determination of net income for the period from April 19, 1999 (date of inception) through December 31, 1999.

Note 12.  Subsequent Event
On August 10, 2000, the Company announced that it was acquired by Maxygen, Inc. Pursuant to the acquisition, the Company repaid the amounts received from the Danish Growth Fund with additional surcharges aggregating DKK25,232,000. As a result of the repayment, the Company will record an extraordinary loss of approximately DKK19,872,000 during the fiscal year ending December 31, 2000. As of the date of our report (February 23, 1999), the Company did not intend to repay amounts received from the Danish Growth Fund and recorded operating income of DKK5,743,000 during the period from April 19, 1999 through December 31, 1999.

                        Copenhagen, February 23, 2000,
    except as to Notes 11 and 12, as to which the date is October 23, 2000

                                   Management

        /s/ Jan Moller Mikkelsen                       /s/ Christian Hansen

                               Board of Directors

       /s/ Claus Braestrup      /s/ Knud Aunstrup      /s/ Thue Schwartz
               Chairman

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and the Shareholders of ProFound Pharma A/S

We were engaged to audit the accompanying balance sheets of ProFound Pharma A/S (the "Company") as of December 31, 1999, and the related statements of operations and cash flows for the period from April 19, 1999 (date of inception) through December 31, 1999 (the "Period"), which have been prepared on the basis of accounting principles generally accepted in Denmark ("Danish Company Accounts Act"). These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects the financial position of the Company as of December 31, 1999, and the results of operations and cash flows for the Period in conformity with the Danish Company Accounts Act.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of DKK10,437,000 and used cash from operating activities of approximately DKK15,400,000 during the Period. Although the Company's current assets exceeded current liabilities by DKK26,000,000 at December 31, 1999, the Company's budget for fiscal 2000 suggests capital requirements of approximately DKK50,000,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the Directors' Report included in the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Danish Company Accounts Act varies in certain material respects from accounting principles generally accepted in the United States. The application of the latter would not have materially affected the determination of shareholders' equity and financial position as of December 31, 1999 and the determination of net income for the Period.


/s/ Grant Thornton Denmark Ltd.


Copenhagen, Denmark
February 23, 2000 (except for Notes 11 and 12, as to which the date is October 23, 2000)

Item 7(b).  Pro Forma Financial Information

     On August 10, 2000, Maxygen, Inc. ("Maxygen" or the "Company") acquired all the equity interests of ProFound Pharma A/S ("ProFound", now known as Maxygen
ApS). Prior to the acquisition, ProFound was a privately-held company. ProFound develops improved second-generation protein pharmaceutical products. Consideration for this purchase was 1,102,578 shares of Maxygen common stock and options to purchase 41,812 shares of Maxygen common stock. Maxygen also incurred approximately $1.0 million of acquisition related cost. The purchase price, including liabilities assumed of $6.3 million, aggregated approximately $72.7 million, of which $4.2 million was allocated to tangible assets, $28.0 million to acquired in-process research and development and $38.9 million to other identified intangibles and goodwill. The intrinsic value of the unvested options was equal to approximately $1.5 million and was allocated to deferred compensation. The allocation of the purchase price was done on the basis of an independent appraisal.

     The Maxygen statement of operations for the period in which the merger with ProFound occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $28.0 million. This amount represents the value determined by management, using a discounted cash flow methodology, to be attributable to the in-process research and development of ProFound based on a valuation analysis of such research and development. The charge relates to specific on-going research and development. Management of Maxygen believes that the allocation of the purchase price to in-process research and development is appropriate given the future potential of this research and development to contribute to the operations of Maxygen. Assuming this research continues through all stages of clinical development, Maxygen projects substantial future research and development expenditures related to this technology. If Maxygen would have allocated less of the purchase price to in-process research and development, the value would have been recorded as goodwill on the balance sheet and amortized over the expected benefit period, resulting in increased amortization expense during that period.

     The following unaudited pro forma condensed combined financial information reflects the business combination between Maxygen and ProFound accounted for using the purchase method of accounting. The pro forma condensed combined balance sheet combines Maxygen's historical balance sheet with ProFound's historical balance sheet as of June 30, 2000. The pro forma condensed combined balance sheet reflects the combination as if it had occurred as of June 30, 2000. The pro forma condensed combined statements of operations combine Maxygen's historical statements of operations with ProFound's historical statements of operations for the period ended December 31, 1999 and the six months ended June 30, 2000. The pro forma condensed combined statements of operations reflect the combination as if it had occurred at the beginning of each period presented.

     The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been effected as of the beginning of such period and should not be construed as representative of future operations.

                     MAXYGEN, INC. AND PROFOUND PHARMA A/S
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                (in thousands)

                                                                                        June 30, 2000
                                                                                        -------------
                                                                        ProFound     ProFound       Pro Forma          Pro Forma
                                                            Maxygen       (DKK)        ($US)       Adjustments         Combined
                                                            -------       -----        -----       -----------         ---------
                                                                                     (Note 1)
ASSETS
Current assets:
  Cash and cash equivalents.........................      $ 213,923     kr 20,868    $ 2,661   $          --          $   216,584
  Short-term investments............................          9,995            --         --              --                9,995
  Grant and other receivables.......................          6,087         3,188        407              --                6,494
  Prepaid expenses and other current assets.........          1,151            48          6              --                1,157
                                                          ---------     ---------   --------   -------------          -----------
    Total current assets............................        231,156        24,104      3,074              --              234,230
                                                          ---------     ---------   --------   -------------          -----------
  Property and equipment, net.......................          5,208         9,097      1,161              --                6,396
  Long-term investments.............................         46,835            --         --              --               46,835
  Goodwill and other intangible assets..............             --            --         --          38,937     (C)       38,937
  Deposits and other assets.........................          1,387            --         --            (580)    (B)          807
                                                          ---------     ---------    -------   -------------          -----------
    Total assets....................................      $ 284,586     kr 33,201    $ 4,235   $      41,529          $   327,178
                                                          =========     =========    =======   =============          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................      $     894     kr  3,084    $   393   $          --          $     1,287
  Accrued compensation..............................          1,843            --         --              --                1,843
  Other accrued liabilities.........................          2,704         3,584        457           5,907     (B)        9,068
  Deferred revenue..................................          4,686            --         --              --                4,686
  Current portion of equipment financing
   obligations......................................            392
                                                          ---------     ---------    -------   -------------          -----------
    Total current liabilities.......................         10,519         6,668        850           5,907               17,276
Deferred revenue....................................          2,127            --         --              --                2,127
Non-current portion of equipment financing
 obligations........................................          1,579                                                         1,579
                                                          ---------     ---------    -------   -------------          -----------
    Total long-term liabilities.....................          3,706            --         --              --                3,706
Stockholders' equity................................        270,361        26,533      3,385          32,450     (A)      306,196
                                                          ---------     ---------    -------   -------------          -----------
    Total liabilities and stockholders' equity            $ 284,586     kr 33,201    $ 4,235   $      38,357          $   327,178
                                                          =========     =========    =======   =============          ===========

                            See accompanying notes

                     MAXYGEN, INC. AND PROFOUND PHARMA A/S
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (unaudited)

                                                                         Six Months Ended
                                                                           June 30, 2000
                                                                         -----------------
                                                               ProFound     ProFound       Pro Forma         Pro Forma
                                                    Maxygen     (DKK)         (USD)       Adjustments         Combined
                                                   --------  -----------    --------      -----------        ---------
Collaborative research and development revenue..   $  6,241  kr      --     $     --      $        --        $   6,241
Grant revenue...................................      5,328       3,155          403             (403)  (B)      5,328
                                                   --------  ------------   --------      -----------        ---------
Total revenues..................................     11,569       3,155          403             (403)          11,569
Operating expenses:
  Research and development (Including Maxygen
  charge for stock compensation of $5,456 in
  the six months ended June 30, 2000)...........     19,501      21,552        2,801              218   (D)     22,520
  General and administrative (Including Maxygen
  charge for  stock compensation of $2,675 in
  the six months ended June 30, 2000)...........      7,531          --           --               25   (D)      7,556
  Amortization of purchased intangibles.........        912          --           --            6,555   (E)      7,467
                                                   --------  ------------   --------      -----------        ---------
Total operating expenses........................     27,944      21,552        2,801            6,798           37,543
                                                   --------  ------------   --------      -----------        ---------
Loss from operations............................    (16,375)    (18,397)      (2,398)          (7,201)         (25,974)
Interest income (expense), net..................      6,391         248           32               --            6,423
                                                   --------  ------------   --------      -----------        ---------
Net loss........................................   $ (9,984) kr (18,149)    $ (2,366)     $    (7,201)       $ (19,551)
                                                   --------  ------------   --------      -----------        ---------
Basic and diluted net loss per share............   $  (0.34) kr  (42.11)    $  (5.49)     $        --           $(0.65)
Shares used in computing basic and diluted
  net loss per share............................     29,125         431          431            1,103   (F)     30,228

                            See accompanying notes.

                     MAXYGEN, INC. AND PROFOUND PHARMA A/S
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                                                  Year Ended
                                                                               December 31, 1999
                                                                               -----------------
                                                                      ProFound    ProFound       Pro Forma          Pro Forma
                                                          Maxygen      (DKK)        (USD)       Adjustments          Combined
                                                         --------   -----------   --------      -----------         ---------
Collaborative research and development revenue........   $  8,895    kr      --   $     --      $        --         $   8,895
Grant revenue.........................................      5,122         5,743        808             (808)  (B)       5,122
                                                         --------   -----------   --------      -----------         ---------
Total revenues........................................     14,017         5,743        808             (808)           14,017
Operating expenses:
  Research and development (Including Maxygen
  charge for stock compensation of $3,998 in 1999)....     19,250        16,748      2,356              306   (D)      21,912
  General and administrative (Including Maxygen
  charge for stock compensation of $2,501 in 1999)....      7,498            --         --               34   (D)       7,532
  Amortization of purchased intangibles...............         --            --         --            9,176   (E)       9,176
                                                         --------   -----------   --------      -----------         ---------
Total operating expenses..............................     26,748        16,748      2,356            9,516            38,620
                                                         --------   -----------   --------      -----------         ---------
Loss from operations..................................    (12,731)      (11,005)    (1,548)         (10,324)          (24,603)
Interest income (expense), net........................      1,413           568         80               --             1,493
                                                         --------   -----------   --------      -----------         ---------
Net loss..............................................    (11,318)      (10,437)    (1,468)         (10,324)          (23,110)
Deemed dividend upon issuance of convertible
  preferred stock.....................................     (2,200)           --         --               --            (2,200)
                                                         --------   -----------   --------      -----------         ---------
Net loss attributable to common stockholders..........   $(13,518)   kr (10,437)  $ (1,468)     $   (10,324)        $ (25,310)
                                                         --------   -----------   --------      -----------         ---------
Basic and diluted net loss per share..................   $  (1.53)   kr  (42.08)  $  (5.92)     $        --         $   (2.54)
Shares used in computing basic and diluted
  net loss per share..................................      8,854           248        248            1,103   (F)       9,957


                            See accompanying notes.

                                 MAXYGEN, INC.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (unaudited)


1.  Basis of Presentation

Pro Forma Basis of Presentation

The pro forma condensed combined financial statements reflect the issuance of a total of 1,102,578 shares of Maxygen common stock for all the outstanding equity interests in ProFound Pharma A/S ("ProFound"). ProFound's financial statements have been translated into U.S. dollars using an exchange rate of 7.84 Danish kroner to the U.S. dollar for the June 30, 2000 balance sheet, an exchange rate of 7.76 Danish kroner to the U.S. dollar for the Statement of Operations for the six months ended June 30, 2000 and an exchange rate of 7.11 Danish kroner to the U.S. dollar for the Statement of Operations for the period ended December 31, 1999.

2.  Merger Transaction Costs

Maxygen and ProFound incurred direct transaction costs of approximately $1.0 million associated with the transaction, including $800,000 for legal and other professional consulting fees, which are included in the calculation of the purchase price. There can be no assurance that Maxygen will not incur additional charges in subsequent quarters to reflect costs associated with the transaction, including integration costs, or that management will be successful in their efforts to integrate the operations of ProFound. These acquisition costs are estimated and are subject to change.

3.  Pro Forma Adjustments

Note A.

Maxygen acquired ProFound for 1,102,578 shares of Maxygen common stock. For this analysis, we utilized a stock price of $57.48, which was based on a seven day closing price average ending April 18, 2000. Based upon the above variables, the stock consideration was estimated to equal $63.4 million.

With respect to ProFound warrants exchanged for Maxygen options, these options were valued using the Black-Scholes option pricing model and were estimated to equal $46.87 per option or $2.0 million.

The following factors were used in the Black-Scholes model:

    . Expected life of 4 years
    . Expected volatility factor of 0.9
    . Risk-free interest rate of 6.27%

    . Expected dividend rate of 0%

In accordance with applicable accounting rules, the intrinsic value of the unvested options was allocated to deferred compensation. The intrinsic value was estimated to equal $34.83 per option or $1.5 million, which will be amortized to compensation expense over the remaining vesting term of the options.

The pro forma adjustment to stockholders' equity also reflects (i) the elimination of ProFound's stockholders' equity in the amount of $3.4 million
(ii) the impact of the issuance of Maxygen common stock in connection with the acquisition and (iii) a one-time charge of $28.0 million for in-process research and development.

The table below summarizes the pro forma adjustment (in thousands):


                                                                                         Value
                                                                                     --------------
          Stock consideration....................................................         $ 63,378
          Plus: Stock option consideration.......................................            1,960
          Less: Intrinsic value of unvested options..............................           (1,456)
          Less: Elimination of ProFound's stockholders' equity...................           (3,385)
          Less: One-time charge for in-process research and development..........          (28,047)
                                                                                     -------------
                                                                                          $ 32,450
                                                                                     =============

Note B.

Maxygen assumed $5.5 million of liabilities in connection with the acquisition, which includes both bonus payments to ProFound employees and payment of the ProFound conditional loan from the Danish Growth Fund. This loan by its terms was only conditionally repayable based on the successful completion of the funded research and development and thus was not recognized as a liability in ProFound's historical financial statements. Maxygen decided, in connection with the acquisition, to repay such balances. Maxygen also incurred a total of approximately $1.0 million in acquisition costs, of which approximately $580,000 had already been accrued by Maxygen as of June 30, 2000.

Note C.

The pro forma adjustment consists of goodwill ($32.2 million), capitalized acquisition costs ($0.6 million), patents and patent applications ($3.4 million), acquired workforce ($0.7 million) and other intangible assets ($2.0 million) totaling $38.9 million. Such aounts are expected to be amortized to expense over a three-year term. Maxygen is still evaluating the useful lives of the acquired intangibles.

Note D.

The pro forma adjustment consists of the amortization of deferred compensation resulting from the acquisition. The ProFound warrants that were acquired, and the Maxygen options that were exchanged for the warrants, vest at the end of three years and will be amortized over those three years. Maxygen recorded amortization of $243,000 for the six months ended June 30, 2000, which was allocated $218,000 to research and development expense and $25,000 to general and administration expense; and $340,000 for the period ended December 31, 1999, which was allocated $306,000 to research and development expense and $34,000 to general and administrative expense.

Note E.

The pro forma adjustment consists of the amortization of purchased intangibles, which are being amortized over three years. The total pro forma amortization for the six months ended June 30, 2000 was $6.6 million and for the period ended December 31, 1999 was $9.2 million.

Note F.

Basic and diluted net loss per share has been adjusted to reflect the issuance of 1,102,578 shares of Maxygen common stock in connection with the acquisition, as if the shares had been outstanding for the entire periods presented. The effect of the Maxygen options exchanged for the ProFound warrants in the acquisition has not been included as their inclusion would be anti-dilutive.

4.  Nonrecurring Charges

The nonrecurring charge of $28.0 million, resulting from in-process research and development is not reflected in the pro forma information presented herein pursuant to Article 11 of Regulation S-X. Amounts allocated to technology were estimated based upon an independent appraisal that used a risk adjusted income approach applied to specifically identified technologies giving consideration to the stage of completion of such technologies. In-process technology was expensed upon acquisition as technological feasibility had not been established and no alternative future uses existed.

Item 7(c).  Exhibits

     2.1* Exchange Agreement, dated as of April 12, 2000 (the "Exchange Agreement"), by and among Maxygen, Inc., Maxygen Holdings Ltd., ProFound Pharma A/S ("ProFound") and the shareholders of ProFound

     2.2* Amendment No. 1 to the Exchange Agreement, dated as of July 31, 2000, by and among Maxygen, Inc., Maxygen Holdings Ltd., ProFound and the shareholders of ProFound

     23.1    Consent of Independent Auditors

______________

*  Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Maxygen, Inc.

Date:  October 24, 2000                 By:   /s/ Michael Rabson
                                           ------------------------------
                                              Michael Rabson
                                              General Counsel, Senior Vice
                                              President of Legal Affairs

Exhibit
   No.                              Exhibits
-------                             ---------

    2.1* Exchange Agreement, dated as of April 12, 2000 (the "Exchange Agreement"), by and among Maxygen, Inc., Maxygen Holdings Ltd., ProFound Pharma A/S ("ProFound") and the shareholders of ProFound

    2.2* Amendment No. 1 to the Exchange Agreement, dated as of July 31, 2000, by and among Maxygen, Inc., Maxygen Holdings Ltd., ProFound and the shareholders of ProFound

    23.1            Consent of Independent Auditors

__________________
* Previously filed.